CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 69 to the registration statement on Form N-1A (File No. 2-29546) (“Registration Statement”) of our report dated September 14, 2012, relating to the financial statements and financial highlights of Putnam Voyager Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP
Boston, Massachusetts
November 26, 2012